EXHIBIT 24.1


                                POWER OF ATTORNEY

   The undersigned director or officer of BIG FUN TOYS, INC., a Delaware corporation (the "Company"), does hereby constitute and appoint George A. Todt and Mary Elizabeth Rowbottom, and each of them, with full power of substitution and resubstitution, as his or her true and lawful attorney(s) to do any and all things, and to execute any and all instruments, which said attorney(s) and agent(s) may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Exchange Act of 1934, as amended, of shares of capital stock of the Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in the capacities indicated below to the Registration Statement on Form 10, and any and all amendments thereto on Form 8, to be filed for such registration.

Signature                   Title                              Date

/s/ George A. Todt         Chairman, Board of Directors        December 17, 1999
-----------------
George A. Todt


/s/ James F. Walters       Vice President, Treasurer,          December 17, 1999
--------------------        Chief Financial Officer
James F. Walters            and Director
                           (Principal Accounting Officer)

/s/ Mary Elizabeth Rowbottom      President                    December 17, 1999
----------------------------
Mary Elizabeth Rowbottom



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